UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

KENNAMETAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareowner meeting date.

Kennametal Inc.

INTERNET
http://www.proxyvoting.com/kmt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  WO#
03391-1
▼ IF MAILING, FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

		VOTE FOR all	WITHHOLD
		nominees listed	AUTHORITY
		(except as marked	to vote FOR ALL
		to the contrary).	NOMINEES listed.	*EXCEPTIONS
I.	ELECTION OF DIRECTORS:
	Nominees:	☐	☐	☐

01 William J. Harvey (for a term to expire in 2013)
02 Philip A. Dur (for a term to expire in 2014)
03 Timothy R. McLevish (for a term to expire in 2014)
04 Steven H. Wunning (for a term to expire in 2014)
(INSTRUCTIONS: To withhold authority to vote for ANY INDIVIDUAL NOMINEE, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN

II.	RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012.	☐	☐	☐

III.	REAPPROVAL OF THE KENNAMETAL INC. MANAGEMENT PERFORMANCE BONUS PLAN.	☐	☐	☐

IV.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

	1 year	2 years	3 years	Abstain

V.	ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐
This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item I, FOR the ratification of the selection of the independent registered public accounting firm in Item II, FOR the reapproval of the Kennametal Inc. Management Performance Bonus Plan in Item III, FOR the advisory vote on executive compensation in Item IV and FOR 1 year in Item V. The proxies are authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the meeting and any adjournments thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	Signature	Date

You can now access your Kennametal Inc. account online.
Access your Kennametal Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Kennametal Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareowners. The Proxy Statement and the 2011 Annual Report to Shareowners are available at: http://bnymellon.mobular.net/bnymellon/kmt
▼    FOLD AND DETACH HERE    ▼

PROXY	KENNAMETAL INC.	PROXY
2011 MEETING OF SHAREOWNERS – OCTOBER 25, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION
     You, the undersigned shareowner, appoint each of Carlos M. Cardoso, William R. Newlin and Larry D. Yost your attorney and proxy, with full power of substitution, on your behalf and with all powers that you would possess if personally present (including the power to vote cumulatively in the election of directors as explained in the proxy statement), to vote all shares of Kennametal Inc. capital stock that you would be entitled to vote at the Annual Meeting of Shareowners of Kennametal Inc. to be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 25, 2011 at 2:00 p.m. (Eastern Time), and at any adjournments thereof. The shares represented by this proxy shall be voted as instructed by you. If you do not otherwise specify, your shares (other than shares held in your Kennametal Inc. 401(k) account, which will be voted by the plan trustee based on your instructions) will be voted in accordance with the recommendations of the Board of Directors, as follows:
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM I, FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM II, FOR THE REAPPROVAL OF THE KENNAMETAL INC. MANAGEMENT PERFORMANCE BONUS PLAN IN ITEM III, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION IN ITEM IV AND FOR 1 YEAR IN ITEM V.
If you have shares of Kennametal Inc. capital stock in your Kennametal Inc. 401(k) account, you must provide voting instructions to the plan trustee with this proxy or by internet or telephone no later than Thursday, October 20, 2011 in order for such shares to be voted. Your voting instructions will be held in confidence.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 03391-1